UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 29, 2015

ECHELON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29748	77-0203595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Meridian Avenue

San Jose, California 95126

(Address of principal executive offices, including zip code)

(408) 938-5200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 29, 2015, Richard M. Moley resigned from the board of directors (the “Board”) of Echelon Corporation (the “Company”). Mr. Moley was a member of the Compensation Committee and the Nominating and Corporate Governance Committee of the Board at the time of his resignation. There are no disagreements between the Company and Mr. Moley that caused or contributed to Mr. Moley’s resignation. Mr. Moley has served on the Board since 1997.

(e) On April 29, 2015, the Board approved an increase in the cash compensation for Michael Marszewski, who became our Chief Financial Officer as of April 24, 2015. Effective May 1, 2015, Mr. Marszewski’s base salary will be $270,000 per year and his target bonus payment under the existing management bonus plan is $70,000, for a combined aggregate target amount of $340,000 per year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHELON CORPORATION

By:	/s/ Alicia Jayne Moore
Alicia Jayne Moore Senior Vice President and General Counsel

Date: May 1, 2015